Exhibit A
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
Dated: May 11, 2007

Value Fund Advisors, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

Boston Avenue Capital, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

Yorktown Avenue Capital, LLC

By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

/s/ Charles M. Gillman
Charles M. Gillman